CUSIP No.74841Q100

Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of US$0.0001 per share, of Quhuo Limited, a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 5, 2021.

ClearVue YummyExpress Holdings, Ltd.	By:	/s/ Harry Chi Hui
	Name:	Harry Chi Hui
	Title:	Managing Director

ClearVue Partner II, L.P.	By:	ClearVue Partners II GP, L.P. its General Partner

	By:	/s/ Harry Chi Hui
	Name:	Harry Chi Hui
	Title:	Director

ClearVue Partners II GP, L.P.	By:	ClearVue Partners II Ltd. its General Partner

	By:	/s/ Harry Chi Hui
	Name:	Harry Chi Hui
	Title:	Director

ClearVue Partners II Ltd.	By:	/s/ Harry Chi Hui
	Name:	Harry Chi Hui
	Title:	Director

Harry Chi Hui		/s/ Harry Chi Hui

William Apollo Chen		/s/ William Apollo Chen

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